UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 29, 2014

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 29, 2014, Bloomin’ Brands, Inc. (the “Company”) entered into a Registration Rights Agreement with certain funds advised by Bain Capital Partners, LLC (collectively, the “Bain Funds”), certain entities associated with, and family members of, Chris T. Sullivan, one of our founders and a director, and Elizabeth A. Smith, our Chairman and Chief Executive Officer. This new Registration Rights Agreement replaced our prior registration rights agreement, which was terminated on April 29, 2014. The new Registration Rights Agreement contains substantially similar registration rights and terms and conditions as existed in the prior agreement, but certain of our stockholders that were no longer entitled to registration rights under the terms of the prior agreement are not parties to the new Registration Rights Agreement.
Also on April 29, 2014, the Company entered into a Stockholders Agreement with the Bain Funds. This new Stockholders Agreement replaced a prior stockholders agreement among the Company, the Bain Funds, certain funds advised by Catterton Management Company, LLC, certain entities associated with, and family members of, Mr. Sullivan, and one of our other founders, which was terminated on April 29, 2014. Under the new Stockholders Agreement, as long as the Bain Funds own at least 15% of our outstanding common stock, they have the right to designate three nominees for election to our Board of Directors, with each nominee to serve in a separate class. If at any time the Bain Funds own at least 3% and less than 15% of our outstanding common stock, they will have the right to designate two nominees for election to our Board of Directors, with each nominee to serve in a separate class. The Bain Funds are also entitled to have one of their nominees serve on each committee of our Board of Directors, other than the Audit Committee, subject to applicable law and stock exchange rules. The Bain Funds’ rights to designate nominees will terminate once they own less than 3% of our outstanding common stock.

Item 1.02    Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of Bloomin’ Brands, Inc. (the “Company”) was held on Tuesday, April 29, 2014.

The final results of voting on each of the matters submitted to a vote of security holders at the 2014 Annual Meeting are as follows:

1.
Stockholders elected each of the following four nominees as a director to serve for a term to expire at the 2017 Annual Meeting of Stockholders and until his or her successors has been duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
James R. Craigie	92,064,548	19,697,560	4,117,283
Mindy Grossman	109,929,709	1,832,399	4,117,283
Mark E. Nunnelly	90,005,353	21,756,755	4,117,283
Chris T. Sullivan	90,411,087	21,351,021	4,117,283

2.
Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 28, 2014, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
115,811,793	64,164	3,434	—

3.	Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,239,322	3,507,290	15,496	4,117,283

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Termination of Registration Rights Agreement among Bloomin’ Brands, Inc. and certain stockholders of Bloomin’ Brands, Inc. made as of April 29, 2014

10.2	Termination of Stockholders Agreement among Bloomin’ Brands, Inc. and certain stockholders of Bloomin’ Brands, Inc. made as of April 29, 2014

10.3	Registration Rights Agreement among Bloomin’ Brands, Inc. and certain stockholders of Bloomin’ Brands, Inc. made as of April 29, 2014

10.4	Stockholders Agreement among Bloomin’ Brands, Inc. and certain stockholders of Bloomin’ Brands, Inc. made as of April 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: May 1, 2014	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

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